Exhibit 21
CLARCOR Inc. Subsidiaries
As of January 25, 2013

NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	PERCENT OF OWNERSHIP*
Domestic
Baldwin Filters, Inc.	Delaware	100%
Baldwin South Africa, Inc.	Delaware	100%
CLARCOR Air Filtration Products, Inc.	Kentucky	100%
CLARCOR Consumer Products, Inc.	Delaware	100%
CLARCOR Filtration Products, Inc.	Delaware	100%
CLARCOR International, LLC	Delaware	100%
CLARCOR Total Filtration, Inc.	Delaware	100%
Clark Filter, Inc.	Delaware	100%
CLC Support Services, Inc.	Delaware	100%
Flo-Line Filters, Inc.	Texas	100%
J.L. Clark, Inc.	Delaware	100%
Keddeg Company	Missouri	100%
Leedar, Inc.	Oklahoma	100%
Martin Kurz & Co., LLC	New York	100%
Mexico Perry Equipment LLC	Texas	100%
PECOFacet (Oklahoma) LLC	Delaware	100%
PECOFacet (US), Inc.	Delaware	100%
Perry International Holdings, LLC	Delaware	100%
Purolator EFP, LLC	Delaware	100%
Purolator Facet, Inc.	Delaware	100%
Scientific Process Solutions, Inc.	Delaware	100%
Total Filtration Services, Inc.	Ohio	100%
TransWeb, LLC	New Jersey	100%
TPS, LLC	Texas	100%
United Air Specialists, Inc.	Ohio	100%

International
Airguard Asia Sdn. Bhd.	Malaysia	100%
Airklean Engineering Pte. Ltd.	Singapore	100%
Baldwin Filters (Aust) Pty Limited	Australia	100%
Baldwin Filters (PTY) LTD SA.	South Africa	100%
Baldwin Filters Limited	United Kingdom	100%
Baldwin Filters N.V.	Belgium	100%
Baldwin Filters de Mexico SRL	Mexico	90%
CLARCOR Filtration (China) Co Ltd.	China	100%
CLARCOR International Holdings B.V.	Netherlands	100%
CLARCOR UK (Holdings) Limited	United Kingdom	100%
CLARCOR UK Limited	United Kingdom	100%
CLARCOR Filtration Commerce (Shanghai) Co. Ltd	China	100%
Facet Deutschland GmbH	Germany	100%
Facet Iberica S.A.	Spain	100%
Facet FCE S.A.R.L.	France	100%
Facet Industrial B.V.	Netherlands	100%
Facet Industrial U.K. Limited	United Kingdom	100%
Facet Italiana, S.p.A.	Italy	100%
Modular Engineering Company PTY LTD	Australia	100%
Niagara Screen Products Limited	Canada	100%
PECO Filters Limited	Canada	100%
PECOFacet (Asia Pacific)	Malaysia	100%
Peco Facet Filtration Equipment (Beijing) Co., Ltd.	China	100%
PECO International (Lux) SARL	Luxembourg	100%
PECOFACET DO BRAZIL COMERCIA DE FILTROS LTDA.	Brazil	100%
Perry Equipment de Mexico SRL	Mexico	100%
Perry Filtration Solutions SRL	Romania	100%
Perry Holding de Mexico SRL	Mexico	100%
Perry Properties de Mexico SRL	Mexico	100%
Pujiang Novaeastern International Mesh Co., Ltd.	China	100%
Purolator Advanced Filtration (Quzhou) Co Ltd.	China	100%
SINFA, S.A.	Morocco	80%
Weifang Yuhua Filters, Ltd.	China	100%
* Direct or indirect